UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2009

Atlas America, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32169

Delaware	51-0404430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2009, Atlas America, Inc. (the "Company") entered into an employment agreement with Jonathan Z. Cohen, to continue his service as Vice-Chairman of the Company, which position he has served in since 1998. The agreement provides that Mr. Cohen's position will not be full-time and requires him to devote such time to the Company as is reasonably necessary to the fulfillment of his duties, although it permits him to invest and participate in outside business endeavors. The agreement provides for initial base compensation of $600,000 per year, which may be increased at the discretion of the board of directors. Mr. Cohen is eligible to receive grants of equity based compensation with respect to the securities of the Company, Atlas Energy Resources, LLC, Atlas Pipeline Partners, L.P., Atlas Pipeline Holdings, L.P. or other affiliates of the Company (collectively, the "Atlas Entities"). The Agreement provides that any unvested equity compensation of the Atlas Entities (the "Equity Awards") will be subject to forfeiture in accordance with the long-term incentive plan of the applicable Atlas Entity. Notwithstanding anything to the contrary in the Atlas Entities' grant agreements, if the Company terminates Mr. Cohen's employment without cause or if Mr. Cohen terminates his employment for good reason, including his disability, all of Equity Awards will be fully vested. Mr. Cohen is permitted to participate in all employee benefit plans in effect during his period of employment. The agreement has a term of three years and, unless either party elects to terminate the agreement by providing notice at least 180 days before the expiration of the current term, the term of the agreement will be renewed for an additional three year period.

The agreement provides for a Supplemental Executive Retirement Plan (the "SERP"), which will provide a monthly benefit to Mr. Cohen if (a) he is no longer employed by the Company, commencing on September 1, 2030 or (b) he is still employed by the Company as of September 1, 2030, the first month after cessation of his service to the Company. The monthly benefit will be a sum equal to 1/12 of:

--         the highest annual base salary Mr. Cohen received during his service to the Atlas Entities multiplied by

--         2%, multiplied by

--         the number of years (or fractions thereof) which Mr. Cohen was an officer or director of any of the Atlas Entities on and after January 1, 2004.

The percentage calculated by multiplying the second and third bullet points above cannot exceed 65%. The benefit is guaranteed to his estate for up to 120 monthly payments if he should die before receiving 120 monthly payments. The aggregate amount of the payments made to Mr. Cohen pursuant to the SERP will be offset by the aggregate amounts paid to Mr. Cohen by the Atlas Entities under their qualified benefit programs.

The agreement provides the following regarding termination and termination benefits:

--        Upon termination of employment due to death, Mr. Cohen's estate will receive a cash payment, within 60 days of the date of death, of (a) any portion of his base salary that has been earned but not paid and (ii) accrued but unpaid vacation bonus and vacation pay. The pro rata bonus will be paid between January 1st and March 15th of the year following the year in which his death occurred. The Equity Awards will vest immediately.

--        The Company may terminate his employment for cause (defined as a felony conviction or conviction of a crime involving fraud, deceit or misrepresentation, failure to materially perform his duties after notice, or violation of confidentiality obligations or representations in the agreement), in which case he will receive only base salary and vacation pay to the extent earned and not paid. Mr. Cohen's Equity Awards that have vested as of the date of termination will not be subject to forfeiture.

--        The Company may terminate Mr. Cohen's employment if he is disabled by reason of physical or mental disability for 180 days in the aggregate or a period of 90 consecutive days during any 365-day period and the board of directors determines, in good faith and upon medical evidence, that Mr. Cohen is rendered unable to perform his duties and services. If his employment is terminated due to disability, he will receive the benefits set forth in the next paragraph but any benefits received from disability insurance will offset the amount the Company must pay as severance.

--        The Company may terminate Mr. Cohen's employment without cause upon 90 days' written notice. Mr. Cohen may terminate his employment for good reason upon 30 days' written notice, and the Company will have a 30 day period to correct the act that constitutes the good reason. Good reason is defined as any action or inaction that constitutes a material breach by the Company of the agreement or a change of control of the Company (as defined below). If employment is terminated by the Company without cause or by Mr. Cohen for good reason, he will be entitled to either (a) if Mr. Cohen does not sign a release, severance benefits under the Company's then current severance policy, if any, or (b) if Mr. Cohen signs a release, (i) a lump sum payment in an amount equal to three years of his average compensation (which is defined as his base salary in effect immediately before termination plus the average of the cash bonuses earned for the three calendar years preceding the year in which the date of terminated occurred), (ii) continuation of health and dental coverage insurance then in effect for 36 months, (iii) any COBRA payments earned, accrued and owing but not paid and benefits accrued and due under any applicable benefit plans and programs, (iv) automatic vesting of Mr. Cohen's Equity Awards.

--        Mr. Cohen may terminate the agreement for any reason, other than good reason, upon 30 days notice to the Company. Upon such termination, the Company will pay him his base salary to the extent earned but not paid. Mr. Cohen's Equity Awards that have vested as of the date of termination will not be subject to forfeiture.

Change of control is defined as:

--        the acquisition of beneficial ownership, as defined in the Securities Exchange Act of 1934, of 25% or more of the Company's voting securities or all or substantially all of its assets by a single person or entity or group of affiliated persons or entities, other than an entity affiliated with Mr. Cohen or any member of his immediate family;

--        the Company consummating a merger, consolidation, combination, share exchange, division or other reorganization or transaction with an unaffiliated entity in which either (a) the Company's directors immediately before the transaction constitute less than a majority of the board of the surviving entity, unless 1/2 of the surviving entity's board were the Company's directors immediately before the transaction and the Company's chief executive officer immediately before the transaction continues as the chief executive officer of the surviving entity; or (b) the Company's voting securities immediately prior to the transaction represent less than 60% of the combined voting power immediately after the transaction of the Company, the surviving entity or, in the case of a division, each entity resulting from the division;

--        during any period of 24 consecutive months, individuals who were Board members at the beginning of the period cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period; or

--        the Company's stockholders approve a plan of complete liquidation of winding up of the Company, or agreement of sale of all or substantially all of the Company's assets or all or substantially all of the assets of the Company's primary subsidiaries to an unaffiliated entity.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas America, Inc.

Date: January 30, 2009	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary